As filed with the Securities and Exchange Commission on June 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	2834	77-0583529
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

Genelux Corporation

2625 Townsgate Road, Suite 230

Westlake Village, California 91361

(805) 267-9889

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Zindrick, J.D.

President and Chief Executive Officer

Genelux Corporation

2625 Townsgate Road, Suite 230

Westlake Village, California 91361

(805) 267-9889

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Kent

Terren J. O’Connor

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any jurisdiction where such offer or sale of these securities is not permitted.

Subject to Completion, Dated June 27, 2023

PROSPECTUS

1,315,213 Shares

Common Stock

This prospectus relates to the potential resale from time to time of up to an aggregate of 1,315,213 shares of our common stock (the “Resale Shares”) by the selling stockholders identified in this prospectus. We agreed to issue and sell the Resale Shares to the selling stockholders in private placements pursuant to securities purchase agreements executed on May 12, 2023 and June 9, 2023 (collectively, the “Private Placement”).

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of the Resale Shares.

Sales of the Resale Shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions attributable to their sale of Resale Shares and all fees and expenses of legal counsel for any selling stockholder. See the section entitled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “GNLX.” On June 23, 2023, the last reported sale price of our common stock was $34.16 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 4 to read about factors you should consider before deciding to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may sell from time to time the Resale Shares described in this prospectus in one or more offerings or otherwise as described in the section entitled “Plan of Distribution” beginning on page 8 of this prospectus.

We are responsible for the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information, and we take no, and the selling stockholders take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the Resale Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

This prospectus includes our trademarks which are our property and are protected under applicable intellectual property laws. This prospectus also includes trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find Additional Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision. Unless otherwise indicated, all references in this prospectus to “Genelux,” the “Company,” “we,” “our,” “us” or similar terms refer to Genelux Corporation.

Overview

Genelux is a late clinical-stage biopharmaceutical company focused on developing a pipeline of next-generation oncolytic viral immunotherapies for patients suffering from aggressive and/or difficult-to-treat solid tumor types. Our most advanced product candidate, Olvi-Vec, is a proprietary, modified strain of the VACV, a stable DNA virus with a large engineering capacity. We have met the preestablished endpoint for our Phase clinical 2 trial of Olvi-Vec in Platinum-Resistant/Refractory Ovarian Cancer. Employing our CHOICE platform, we have developed an extensive library of isolated and engineered oncolytic vaccinia virus immunotherapeutic product candidates. These provide potential utility in multiple tumor types in both the monotherapy and combination therapy settings, via physician-preferred administration techniques, including regional (e.g., intraperitoneal), local and systemic (e.g., intravenous) delivery routes. Informed by our CHOICE platform and supported by extensive clinical and pre-clinical data, we believe we have the capacity to develop a pipeline of treatment options to address high unmet medical needs for those patients with insignificant or unsatisfactory responses to standard-of-care therapies, including chemotherapies. From this library, we selected Olvi-Vec, which we believe has the potential to exhibit anti-tumor properties, including potent oncolytic properties (tumor cell lysis) and to activate both the innate and adaptive arms of the immune system, to produce favorable changes within the tumor microenvironment. The personalized and multi-modal immune activation generated by Olvi-Vec is designed with the goal to yield clinically-meaningful anti-tumor responses to virus treatment alone and in combination with other existing treatment modalities. We believe Olvi-Vec currently represents the most advanced clinical development program throughout the oncolytic treatment landscape involving the non-local administration (e.g., non-intratumorally) of viral immunotherapies.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, establishing our intellectual property portfolio, identifying potential product candidates and undertaking preclinical and clinical studies and manufacturing. We do not have any products approved for sale and have not generated any revenue from product sales.

Corporate Information

We incorporated in Delaware in September 2001. Our principal executive offices are located at 2625 Townsgate Road, Suite 230, Westlake Village, California 91361, and our telephone number is (805) 267-9889. Our website address is www.genelux.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Private Placement

On May 12, 2023, we entered into a Securities Purchase Agreement (the “Initial Agreement”) and on June 9, 2023, we entered into a Securities Purchase Agreement (the “Second Agreement” and, together with the Initial Agreement, the “Purchase Agreements”) with the selling stockholders named in this prospectus, pursuant to which we agreed to (i) sell and issue to such stockholders an aggregate of 2,565,213 shares of our common stock in the Private Placement, with a purchase price of $20.00 per share and (ii) register up to an aggregate of 1,315,213 of the shares issuable in the Private Placement pursuant to this prospectus, resulting in total gross proceeds to us of approximately $51.3 million, including approximately $1.5 million from the cancellation of existing indebtedness.

1

The initial closing of the Initial Agreement occurred on May 31, 2023 (the “Initial Closing”). Two of the selling stockholders under the Initial Agreement will, and are contractually obligated to, fund up to $15 million of such stockholders’ investment amounts following the Initial Closing but no later than November 15, 2023. The initial closing of the Second Agreement occurred on June 20, 2023 (the “Second Closing”). One of the selling stockholders under the Second Agreement will, and is contractually obligated to, fund up to $12.5 million of such stockholder’s investment amounts following the Second Closing but no later than November 15, 2023.

Under the terms of the Purchase Agreements, we agreed to prepare and file a registration statement with the SEC on or before June 30, 2023 to register the resale of the Resale Shares issued under the Purchase Agreements, and to cause the registration statement to become effective as promptly as possible after the filing thereof, but in any event prior to the date which is five days after the receipt of a notification of no-review in the event of no review by the SEC, or 120 days after the filing thereof in the event of a review and written comments by the SEC.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various public company reporting requirements, including being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until December 31, 2028, the last day of the fiscal year ending after the fifth anniversary of our initial public offering or until we are no longer an emerging growth company, whichever is earlier. We will cease to be an emerging growth company prior to the end of such five-year period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period. We may elect to take advantage of other reduced reporting requirements in future filings, and the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

2

The Offering

Common stock offered by the selling stockholders	1,315,213 shares.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus.

Nasdaq Capital Market symbol	“GNLX.”

Risk Factors	See the section titled “Risk Factors” beginning on page 4 and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

The selling stockholders identified in this prospectus may offer and sell from time to time the Resale Shares, consisting of up to 1,315,213 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the Resale Shares. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders.

Pursuant to the Purchase Agreements, we agreed to file the registration statement to which this prospectus forms a part to register the Resale Shares. Additional information with respect to the Purchase Agreements is contained in this prospectus under the heading “Selling Stockholders” and, with respect to the Initial Agreement, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023, and, with respect to the Second Agreement, in our Current Report on Form 8-K, filed with the SEC on June 12, 2023.

When we refer to the selling stockholders in this prospectus, we are referring to the individuals or entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

3

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023, which is incorporated by reference into this prospectus in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto or any related free writing prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations, stock price and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

4

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders pursuant to this prospectus. We will bear all fees and expenses incident to our obligation to register such shares.

5

SELLING STOCKHOLDERS

We are registering the potential resale from time to time of the Resale Shares by the selling stockholders named in the table below, consisting of 1,315,213 shares of our common stock issued to the selling stockholders under the terms of the Purchase Agreements. The number of shares of our common stock covered by this prospectus excludes (i) 625,000 shares of our common stock issued pursuant to the Initial Agreement, consisting of (a) 475,000 shares to be acquired by Billy Parrott and (b) 150,000 shares to be acquired by The Next World Trust, and (ii) 625,000 shares of our common stock to be acquired by Billy Parrott pursuant to the Second Agreement (collectively, the “Delayed Payment Shares”). Our registration obligations under the Purchase Agreements do not cover the Delayed Payment Shares as payment for such shares may be received by the Company after July 31, 2023. For additional information regarding the issuance of the Resale Shares, see “Prospectus Summary—Private Placement” above. We are registering the Resale Shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The first column in the table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The names of any additional selling stockholders and information about their holdings and any offering of such shares by them will be set forth in one or more supplements to this prospectus. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock as of June 9, 2023. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus, and no further acquisitions of shares of our common stock by the selling stockholders. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Our registration obligations under the Purchase Agreements cover all of the Resale Shares issued to the selling stockholders pursuant to the Purchase Agreements for which payment is received by the Company on or before July 31, 2023 (for clarity, excluding the Delayed Payment Shares), and will continue in effect until the earlier of the following: (i) the second anniversary of May 31, 2023 or (ii) the date all Resale Shares held by such holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements.

All information with respect to the selling stockholders, including the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before and after this offering, was furnished to us by or on behalf of the selling stockholders. The percentage of shares owned prior to and after the offering in the second and fourth columns is based on 25,858,904 shares of our common stock outstanding on June 23, 2023.

6

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Before Offering		Maximum Number of Shares Offered	Shares Beneficially Owned After Offering
	Shares	%		Shares		%
Billy J. Parrott(1)	1,075,547	4.2%	150,000	2,325,547	(2)	8.6	%(2)
The Next World Trust	—	—	100,000	250,000	(3)	1.5	%(3)
AAQ Investments, LLC	—	—	100,000	100,000		*
LDDRK, LLC	—	—	37,500	37,500		*
Wayside, LLC	9,523	*	37,500	47,023		*
Richard & Terri Kunihira Living Trust	97,781	*	37,242	135,023		*
J. Paul Fuentes DDS Profit Sharing Plan	79,783	*	36,000	115,783		*
Mark Kunihira	46,162	*	35,486	81,648		*
Nicholas Miller	48,385	*	35,000	83,385		*
Pranav & Komal Mehta Family Trust	136,236	*	35,000	171,236		*
Peter Kroll(4)	472,362	1.8%	33,400	505,762		2.0%
Curtis & Jillian Helmer	668,429	2.6%	33,175	701,604		2.7%
Christopher Brent Peeke and Tamra Peeke	37,433	*	32,747	70,180		*
Shanna Newbold & Gerard Sabate	25,995	*	32,500	58,495		*
Daniel M. Kunihira, ROTH IRA	—	—	30,000	30,000		*
Mark T. Buoye Living Trust dated 9/20/19	—	—	26,010	26,010		*
Gary H. Chan and/or Valerie F. Chan trustee(s) of the Trust dated November 8, 1999	64,592	*	25,000	89,592		*
Tom Sturgess	—	—	25,000	25,000		*
Larry M. Matsui	22,813	*	25,000	47,813		*
Greg Balfanz	—	—	25,000	25,000		*
J. Paul & Connie Fuentes	83,092	*	22,000	105,092		*
Christopher Brent Peeke TTEE C Brent Peeke DDS Inc 401k PSP DTD 01/31/2015 FBO C Peeke	14,671	*	20,000	34,671		*
Mehraban & Taraneh Khajehnouri	—	—	20,000	20,000		*
David L Slough Trust dated November 4, 2005	78,067	*	17,000	95,067		*
Scott G. & Martha R. Newbold	29,495	*	17,000	46,495		*
Andrew Peterson	3,333	*	16,250	19,583		*
Richard Y. Kunihira DDS Inc 401k	9,933	*	14,613	24,546		*
Glen & Carrie Davies Family Trust	170,814	*	12,500	183,314		*
Kelly Laughlin, IRA	—	—	11,250	11,250		*
GoldStar Trust Co FBO Christopher Brent Peeke ac#182848373 ROTH	—	—	10,003	10,003		*
Pan Revocable Living Trust dated June 9, 1992	1,333	*	10,000	11,333		*
David & Sanmari Gilbert	6,265	*	10,000	16,265		*
Jay Thomas, IRA	—	—	10,000	10,000		*
Mark & Carla Force	9,570	*	10,000	19,570		*
Reggie Boliver, IRA	—	—	10,000	10,000		*
Timothy J. Boman Roth IRA	193,583	*	10,000	203,583		*
Other Selling Stockholders (as a group)(5)	1,091,235	4.2%	203,037	1,294,272		5.0%
Total	4,476,432	17.3%	1,315,213	5,791,645		21.3%

*	Represents beneficial ownership of less than 1%.

(1)	Mr. Parrott served on our board of directors from 2014 until his resignation in April 2021.

(2)	Includes 1,100,000 Delayed Payment Shares.

(3)	Includes 150,000 Delayed Payment Shares.

(4)	Dr. Kroll served on our board of directors from 2014 until his resignation in April 2021.

In June 2020, we entered into a convertible note purchase agreement with Christian Community Foundation dba WaterStone, a fund affiliated with Dr. Kroll (“Kroll Kingdom Fund”), under which we issued a convertible promissory note in the amount of $50,000 bearing simple interest on the outstanding principal at the rate of 5% per annum with a conversion price of $12.00 per share of our common stock. Under the agreement, upon conversion, the Kroll Kingdom Fund is entitled to, in addition to the shares purchased, a warrant for 25% of the purchased shares, at an exercise price of $10.50 per share of our common stock for up to three years from the date of purchase. In connection with our initial public offering, the convertible note and accrued and unpaid interest thereunder automatically converted into shares of our common stock.

(5)	Represents shares held by all other selling stockholders not listed above who beneficially own, as a group, less than 1% of our common stock outstanding prior to this offering. Certain of the selling stockholders are employees of the Company.

7

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of these shares of common stock by the holders of those shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Resale Shares. The selling stockholders will bear all commissions attributable to their sale of Resale Shares and all fees and expenses of legal counsel for any selling stockholder. We will bear all other costs, expenses and fees in connection with the registration of the Resale Shares to be sold by the selling stockholders pursuant to this prospectus.

The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling such securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	distribution to employees, members, limited partners or stockholders of the selling stockholders;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;

●	in options transactions;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the Resale Shares under Rule 144 or any other exemption from registration under the Securities Act , if available, rather than under this prospectus.

In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

8

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The selling stockholders may also sell the Resale Shares short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

The selling stockholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Resale Shares.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

9

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC.

For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.genelux.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41599):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023 (as amended on May 1, 2023);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023; and

●	our Current Reports on Form 8-K filed with the SEC on January 30, 2023, June 2, 2023, June 12, 2023 and June 27, 2023 (other than the portions thereof which are furnished and not filed).

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 2625 Townsgate Road, Suite 230, Westlake Village, California 91361, Attn: Secretary or may be made telephonically at (805) 267-9889.

You also may access these filings on our website at www.genelux.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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1,315,213 Shares

Common Stock

PROSPECTUS

                , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Genelux,” the “Company,” “we,” “our,” “us” or similar terms refer to Genelux Corporation.

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$5,126
Accounting fees and expenses	5,000
Legal fees and expenses	250,000
Other miscellaneous fees and expenses	-
Total	$260,126

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our amended and restated bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Genelux, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Genelux.

At present, there is one pending litigation involving a director or officer of Genelux for which indemnification will be sought. We are not aware of any other threatened litigation or proceeding that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding unregistered securities issued by us since June 1, 2020. Also included is the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(1)	In June 2020, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 114,497 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $1,202,221.

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(2)	In July 2020, we entered into Common Stock Subscription Agreements an investor, pursuant to which we issued and sold to such investors an aggregate of 19,047 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $200,000.

(3)	In August 2020, we issued a warrant to purchase up to 2,381 shares of common stock to an investor at an exercise price of $10.50 per share.

(4)	In September 2020, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 89,922 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $944,179.

Additionally, from September 2020 through February 2021, we entered into Note and Warrant Purchase Agreements with WDC Fund 1, pursuant to which we borrowed an aggregate amount of $9,065,000. In connection with the loans, we issued to such investor warrants to purchase up to an aggregate of 146,975 shares of our common stock at an exercise price of $10.50 per share.

(5)	In November 2020, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 163,418 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $1,715,887.

(6)	In December 2020, we issued a warrant to purchase up to 2,381 shares of common stock to an investor at an exercise price of $10.50 per share.

(7)	In January 2021, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 102,866 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $1,080,094.

(8)	In February 2021, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 160,327 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $1,683,433.

(9)	In March 2021, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 177,615 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $1,864,956.

(10)	In April 2021, three common stock warrant holders exercised their warrants totaling 13,703 shares at an exercise price of $10.50 per share for proceeds of $143,752.

(11)	In June 2021, we entered into Common Stock Subscription Agreements with various investors, pursuant to which we issued and sold to such investors an aggregate of 7,428 shares of our common stock at a purchase price of $10.50 per share, and received aggregate gross proceeds of $78,000.

(12)	In December 2021, an option holder exercised their option totaling 116 shares at an exercise price of $9.00 per share for proceeds of $1,050.

(13)	In December 2021, a common stock warrant holder exercised their warrant totaling 3,333 shares at an exercise price of $0.03 per share for proceeds of $100.

(14)	In May 2022, a common stock warrant holder exercised their warrant totaling 3,333 shares at an exercise price of $0.03 per share for proceeds of $100.

(15)	In August 2022, a common stock warrant holder exercised their warrant totaling 13,333 shares at an exercise price of $9.00 per share for proceeds of $120,000.

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(16)	In September 2022, we granted stock options to purchase an aggregate of 238,299 shares of our common stock with exercise prices of $9.00 and $10.50, per share subject to the Stock Option Repricing, to certain of our employees, consultants and directors in connection with services provided to us by such persons.

(17)	In December 2022, we issued warrants to purchase up to a certain number of shares of common stock to certain investors at an exercise price equal to 90% of the initial offering price per share.

(18)	From June 1, 2020 to January 25, 2023, we granted stock options under our 2009 Equity Incentive Plan (the “2009 Plan”) and 2019 Equity Incentive Plan (the “2019 Plan” and, together with the 2009 Plan, the “Prior Plans”), to purchase up to an aggregate of 2,007,758 shares of our common stock to our employees, directors and consultants, at a weighted-average exercise price of $10.43 per share. Through the effective date of this registration statement, 133 shares of common stock were issued upon the exercise of options granted to employees, directors and consultants and the payment of $1,200 to us was made.

(19)	On May 12, 2023, we entered into a Securities Purchase Agreement (the “Initial Agreement”) with certain accredited investors, pursuant to which we agreed to sell and issue to such investors an aggregate of 1,665,213 shares of our common stock (the “Initial Private Placement”), with a purchase price of $20.00 per share, resulting in total gross proceeds to us of approximately $33.3 million, including approximately $1.5 million from the cancellation of existing indebtedness.

The initial closing of the Initial Private Placement occurred on May 31, 2023 (the “Initial Closing”). Two of the investors participating in the Initial Private Placement will, and are contractually obligated to, fund up to $15.0 million of such investors’ investment amounts following the Initial Closing but no later than November 15, 2023. An aggregate of 1,040,213 shares of common stock issued or that will be issued prior to July 31, 2023 pursuant to the Initial Agreement are being registered pursuant to this registration statement.

(20)	On June 9, 2023, we entered into a Securities Purchase Agreement (the “Second Agreement”) with certain accredited investors, pursuant to which we agreed to sell and issue to such investors an aggregate of 900,000 shares of our common stock (the “Second Private Placement”), with a purchase price of $20.00 per share, resulting in total gross proceeds to us of approximately $18.0 million.

The initial closing of the Second Private Placement occurred on June 20, 2023 (the “Second Closing”). One of the investors participating in the Second Private Placement will, and is contractually obligated to, fund up to $12.5 million of such investor’s investment amounts following the Second Closing but no later than November 15, 2023. An aggregate of 275,000 shares of common stock issued or that will be issued prior to July 31, 2023 pursuant to the Second Agreement are being registered pursuant to this registration statement.

The offers, sales and issuances of the securities described in paragraphs (1) through (17), (19) and (20) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) (or Regulation D promulgated thereunder) in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D. No underwriters were involved in these transactions.

The offers, sales and issuances of the securities described in paragraph (18) were deemed to be exempt from registration under the Securities Act in reliance on either Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or Section 4(a)(2) in that the issuance of securities to the accredited investors did not involve a public offering. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under the Prior Plans.

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Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on January 30, 2023).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on January 30, 2023).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on August 29, 2022).

4.2	Investors’ Rights Agreement, by and among the Registrant and AbbVie, Inc. and Aladar Szalay, Ph.D., dated January 2010 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

4.3¥	Form of Warrant to Purchase Common Stock issued to WDC Fund I, dated September 2020 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

4.4	Agreement/Promissory Note, by and among the Registrant and Jillian and Curtis Helmer, dated April 2016, as amended (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

4.5	Form of Umbrella Agreement Regarding Family Investments (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

4.6	Form of Convertible Note Purchase Agreement under the Umbrella Agreement (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

4.7	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on January 30, 2023).

4.8	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.8 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41599), filed with the SEC on May 15, 2023).

4.9	Amendment to 2022 Unsecured Promissory Notes, by and among the Registrant and Existing Noteholders dated February 28, 2023 (incorporated by reference to Exhibit 4.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41599), filed with the SEC on May 15, 2023).

4.10	Letter Agreement Amending the Umbrella Agreements, by and among the Registrant and Existing Noteholders dated April 4, 2023 (incorporated by reference to Exhibit 4.10 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41599), filed with the SEC on May 15, 2023).

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Exhibit Number	Description
5.1	Opinion of Cooley LLP.

10.1†	Genelux Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.2†	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Genelux Corporation 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.3†	Genelux Corporation 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.4†	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Genelux Corporation 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.5†	Genelux Corporation 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.6†	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Genelux Corporation 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.7†	Genelux Corporation 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.8†	Genelux Corporation Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.9†	Form of Indemnification Agreement by and between the Registrant and its directors and executive officers (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.10†	Offer Letter, by and between the Registrant and Sean Ryder, dated September 29, 2021 (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on January 10, 2023).

10.11†	Offer Letter, by and between the Registrant and Doug Samuelson, dated September 27, 2022 (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on January 10, 2023).

10.12	Lease Agreement, by and between the Registrant and 1175-1177 Idaho Street, LLC, dated January 2012, as amended (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.13	Lease Agreement, by and between the Registrant and Townsgate Property, LLC, dated as of August 2002 (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

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Exhibit Number	Description
10.14	Industrial/Commercial Multi-Tenant Lease, by and between the Registrant and Marindustry Partners, LP, dated July 2018, as amended (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.15	Amended and Restated Limited Liability Company Agreement, by and between the Registrant, TVAX Biomedical, Inc. and V2ACT Therapeutics, LLC, dated January 3, 2019 (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.16¥*	License Agreement, by and between TVAX Biomedical, Inc. and V2ACT Therapeutics, LLC, dated June 18, 2021, as amended (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.17¥*	License Agreement, by and between the Registrant and V2ACT Therapeutics, LLC, dated June 18, 2021, as amended (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.18¥*	License Agreement, by and between the Registrant and Newsoara BioPharma Co, Ltd., dated September 27, 2021 (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.19¥*	License Agreement, by and between the Registrant and ELIAS Animal Health, LLC, dated November 15, 2021, as amended (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

10.20	Sixteenth Amendment to Lease Agreement, by and between the Registrant and 3030 Bunker Hill Owner (DE) LLC, dated January 26, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41599), filed with the SEC on May 15, 2023).

10.21	Securities Purchase Agreement, dated May 12, 2023, by and among the Registrant and the Purchasers (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41599), filed with the SEC on May 15, 2023).

10.22	Securities Purchase Agreement, dated June 9, 2023, by and among the Registrant and the Purchasers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on June 12, 2023).

10.23†	Executive Employment Offer Letter, by and between the Registrant and Thomas Zindrick, J.D., dated May 30, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on June 2, 2023).

23.1	Consent of Weinberg & Company, P.A., independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Exhibit.

†	Indicates management contract or compensatory plan.
¥	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
*	Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Registrant has determined that the information is not material and is the type that the Registrant treats as private or confidential.

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(b) Financial Statement Schedules

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California on June 27, 2023.

Genelux Corporation

By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Zindrick, J.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Zindrick, J.D.	President, Chief Executive Officer and Chairman	June 27, 2023
Thomas Zindrick, J.D.	(Principal Executive and Financial Officer)

/s/ Mary Mirabelli	Director	June 27, 2023
Mary Mirabelli

/s/ James L. Tyree	Director	June 27, 2023
James L. Tyree

/s/ John Thomas, Ph.D.	Director	June 27, 2023
John Thomas, Ph.D.

/s/ Gabe Woodward	Director	June 27, 2023
Gabe Woodward

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